UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2022

BLOCKCHAIN COINVESTORS ACQUISITION CORP. I

(Exact name of registrant as specified in its charter)

Cayman Islands	0001-41050	98-1607883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 1093, Boundary Hall

Cricket Square, Grand Cayman

KY1-1102, Cayman Islands

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (345) 814-5726

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one Redeemable Warrant	BCSAU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share, included as part of the Units	BCSA	The Nasdaq Stock Market LLC
Redeemable Warrants included as part of the Units	BCSAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm.

On January 14, 2022, the Audit Committee of the Board of Directors (the “Audit Committee”) of Blockchain Coinvestors Acquisition Corp. I, a Cayman Islands exempted company (the “Company”), approved the dismissal of Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm. The dismissal was effective as of January 17, 2022.

The reports of Marcum on (i) the Company’s balance sheet as of July 2, 2021, the related statements of operations, shareholder’s equity and cash flows for the period from June 11, 2021 (inception) through July 2, 2021, and the related notes (collectively, the “Initial Financials”), and (ii) the Company’s balance sheet as of November 15, 2021, and the related notes, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except for the substantial doubt about the Company’s ability to continue as a going concern expressed in Marcum’s report with respect to the Initial Financials.

During the period from June 11, 2021 (inception) through December 31, 2021 and the subsequent interim period through January 17, 2022, there were no (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) with Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of the disagreements in its reports on the financial statements of the Company, or (ii) “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided Marcum with a copy of the disclosures it is making in this Item 4.01(a) of this Current Report on Form 8-K and requested that Marcum furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements above, and, if not, stating the respects in which it does not agree. A copy of Marcum’s letter dated January 20, 2022 is filed as Exhibit 16.1 hereto.

(b) Engagement of New Independent Registered Public Accounting Firm.

On January 14, 2022, the Audit Committee approved the engagement of WithumSmith+Brown, PC (“Withum”), subject to the execution of the engagement letter approved by the Audit Committee, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, and for each of the quarters ending March 31, 2022, June 30, 2022, and September 30, 2022. The engagement of Withum was effective as of January 17, 2022.

During the period from June 11, 2021 (inception) through December 31, 2021 and the subsequent interim period through January 17, 2022, neither the Company nor anyone on its behalf consulted Withum regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company; or (ii) any matter that was either the subject of a disagreement or a reportable event as described above; and Withum provided neither a written report nor oral advice to the Company that was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is being filed herewith:

Exhibit No.	Description

16.1	Letter dated January 20, 2022 from Marcum LLP to Securities and Exchange Commission

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blockchain Coinvestors Acquisition Corp. I

By:	/s/ Lou Kerner
Name: Lou Kerner
Title: Chief Executive Officer

Dated: January 20, 2022